EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2011 with respect to the financial statements included in the Annual Report of Business Development Corporation of America on Form 10-K for the period ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus of Business Development Corporation of America on Form N-2 (File No. 333-166636).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 30, 2011